UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 1, 2012

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E SKELLY DR., SUITE 700, TULSA, OK		74135
(Address of Principal Executive Offices)		(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) In accordance with the retirement policy for the Board of Directors of Matrix Service Company (the “Company”), on May 1, 2012, David J. Tippeconnic, a member of the Board, notified the Company that, having attained age 72, he was tendering his resignation from the Board. Mr. Tippeconnic agreed to continue to serve as a member of the Board of Directors for the remainder of his current term ending with the Company’s 2012 Annual Meeting of Stockholders but indicated that he would not stand for re-election at the Annual Meeting. There were no disagreements between Mr. Tippeconnic and the Company on any matter relating to the Company’s operations, policies or practices.

(e) On November 17, 2011, the Company’s CEO, John R. Hewitt, was awarded 44,150 restricted stock units (“RSUs”), and 44,150 stock options. It was subsequently determined that, under Mr. Hewitt’s offer letter, 100% of the award should have been made in the form of RSUs. On May 1, 2012, the stock option award was cancelled by mutual agreement of Mr. Hewitt and the Company and replaced by an award of 44,150 RSUs. The RSUs will vest in four equal annual installments commencing November 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: May 3, 2012	By:	/s/ Kevin S. Cavanah
Kevin S. Cavanah
Vice President Finance and
Chief Financial Officer

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